EXHIBIT 99.1

                                  VA SOFTWARE

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                         P R E S S     R E L E A S E
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           VA SOFTWARE REPORTS THIRD QUARTER FISCAL YEAR 2005 RESULTS

             Third quarter software revenue grows 39% year-over-year

FREMONT, CA--May 24, 2005--VA Software Corporation (Nasdaq: LNUX), a leading provider of software, information and community support for IT and development professionals, today announced financial results for its third quarter fiscal year 2005, ended April 30, 2005.

Total third quarter fiscal 2005 revenue grew to $7.6 million, compared to third quarter fiscal 2004 total revenue of $7.3 million. Revenue from the software business increased 39% to $1.9 million in third quarter fiscal 2005 from $1.4 million in third quarter fiscal 2004. For the nine months ending April 30, 2005, total revenue grew to $24.5 million, compared to $21.9 million for the nine months ending April 30, 2004, while software revenue grew 59% to $5.4 million for the nine months ending April 30, 2005 compared to $3.4 million for the nine months ending April 30, 2004.

On a GAAP basis, the third quarter fiscal 2005 net loss was $1.4 million, or $0.02 per share, compared to last year's third quarter fiscal 2004 GAAP net loss of $4.1 million, or $0.07 per share. For the nine months ended April 30, 2005, the company's GAAP net loss was $3.7 million, or $0.06 per share, compared to $6.8 million, or $0.11 per share, for the nine months ended April 30, 2004.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the third quarter fiscal 2005 net loss before non-recurring charges was $1.4 million, or $0.02 per share, compared to last year's third quarter fiscal 2004 net loss before non-recurring charges of $1.8 million, or $0.03 per share. Cash and investments remain strong at $40.7 million as of April 30, 2005.

"We are pleased with our performance this quarter. Our software revenue grew by 39% year-over-year in what was a challenging software sales environment. We continued rebuilding our media sales team and have seen the quality of revenue improve. Our gross margin improved and operating expenses declined," said Ali Jenab, president and CEO. "We continue to improve our products. SourceForge Enterprise Edition 4.2 shipped during the quarter and has been recognized by both the Gartner Group and by Software Development Times, as an innovative product in the collaborative software space. In addition, we have introduced a number of new and innovative advertising programs on our media network."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 895-3606 or (785) 424-1065. A replay of the call will be available for 30 days by dialing (800) 839-5490 or (702) 220-2550.


Recent Highlights

o Customers. During the third quarter of fiscal 2005, VA Software added nine new SourceForge(R) Enterprise Edition accounts, including Bell South, Orative, 3Leaf Networks, Medsphere Systems Corportation, Metasolv Software and Yamato System Development Co. to its installed base. In addition, existing customers including Acxiom, Nortel, MIT Lincoln Laboratories,Verisign, and Sapient purchased additional SourceForge licenses or services. The SourceForge solution has been sold to 125 customers to date.

o Accolades. Gartner, Inc. included VA Software in its "Cool Vendors in Application Development, 2005" report and the Software Development Times selected SourceForge(R) Enterprise Edition a winner in the "Collaboration &

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     SCM" category of the annual SD Times 100.  Gartner defines a cool vendor as a company that offers technologies or solutions that are innovative, impactful or intriguing. The SD Times 100 recognizes firms for leadership and innovation in the software development industry.

     SourceForge Enterprise Edition makes distributed development cost effective and secure. Released in April 2005, SourceForge Enterprise Edition Version
     4.2 adds SourceForge Explorer, integration with Subversion, bi-directional synchronization with Microsoft Project and LDAP support for improved access control and single sign-on for SourceForge users.


o OSTG. OSTG is the leading network of news, community and information sites for IT professionals. For the thirteenth-consecutive quarter, based on composition, OSTG has been named the number one network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Spring 2005 Report.

     OSTG continues to experience rapid traffic growth and strong advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. SourceForge.net(R), the world's largest repository of Open Source software, hosts projects posted by IBM, Google, Tivo, Windriver and others among the 100,000 projects on the site.

     The network as a whole serves more than 290 million page views and nearly 19 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and purchasing power. OSTG is among the vanguard of media networks in the advertising programs it now offers to sponsors, including new products such as Slashdot DayPass, Sponsor Solutions, PowerBar, Media Snapshot, and Whitepaper posting - all of which offer custom publishing solutions to technotolgy vendors. Advertisers and sponsors of the network include Sun Microsystems, IBM, Vonage, Microsoft, Rackspace, Dell, Barracuda and HP.


Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and deferred stock compensation, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain non-recurring expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is at the center of today's technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG (Open Source Technology Group), and the creator of SourceForge. SourceForge.net is the global nexus for the Open Source community with more than 100,000 Open Source projects and over 1 million registered users. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also runs ThinkGeek.com, an online retailer of

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technology    products,     and    the    MediaBuilder    network,     featuring
AnimationFactory.com. OSTG receives more than 290 million page views and nearly 19 million unique visitors monthly.

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.



Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our Online Media business' ability to attract higher margin online advertising revenue. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA's success in expanding its SourceForge enterprise software business; the size and timing of execution of enterprise-level licenses; VA's reliance upon strategic relationships with other companies; VA's success in designing and offering inovative online advertising programs; decreases or delays in online advertising spending; VA's ability to achieve and sustain higher levels of revenue; VA's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 and Form 10-Q for the fiscal quarter ended January 31, 2005, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. SourceForge.net, Slashdot and freshmeat are registered trademarks of OSTG, Inc., in the United States and other countries. ThinkGeek is a registered trademark of ThinkGeek, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

* Publisher's own data based on internal traffic audits.

Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com

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
                                                       VA Software Corporation
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (In thousands, except per share data)
                                                              Three Months Ended                          Nine Months Ended
                                                     -------------------------------------       -----------------------------------
                                                     April 30, 2005         April 30, 2004       April 30, 2005       April 30, 2004
                                                     --------------         --------------       --------------       --------------
                                                                                        (unaudited)
Software revenues                                     $  1,918                $  1,379             $  5,380             $  3,377
Online Media revenues                                    2,052                   2,563                5,909                7,062
E-commerce revenues                                      3,021                   2,798               11,535               10,040
Online Images revenues                                     620                     548                1,712                1,416
Other revenues                                            --                         3                 --                     49
                                                      --------                --------             --------             --------
     Net revenues                                        7,611                   7,291               24,536               21,944

Software cost of revenues                                  254                     360                  774                1,496
Online Media cost of revenues                              869                     738                2,509                2,189
E-commerce cost of revenues                              2,329                   2,277                9,043                8,028
Online Images cost of revenues                             130                     138                  386                  364
                                                      --------                --------             --------             --------
     Cost of revenues                                    3,582                   3,513               12,712               12,077
                                                      --------                --------             --------             --------
     Gross margin                                        4,029                   3,778               11,824                9,867

Operating Expenses:
     Sales and marketing                                 2,730                   2,639                7,546                7,623
     Research and development                            1,585                   1,667                4,641                5,210
     General and administrative                          1,328                   1,490                4,133                3,772
     Restructuring costs and other special charges        --                     3,244                 (101)               3,209
     Amortization of deferred stock compensation          --                      --                   --                     20
     Amortization of intangible assets                       3                       3                   11                    9
                                                      --------                --------             --------             --------
        Total operating expenses                         5,646                   9,043               16,230               19,843
                                                      --------                --------             --------             --------
Loss from operations                                    (1,617)                 (5,265)              (4,406)              (9,976)
Remeasurement of warrant liability                        --                       925                 --                  1,566
Interest and other, net                                    241                     215                  712                1,631
                                                      --------                --------             --------             --------
Net loss                                              $ (1,376)               $ (4,125)            $ (3,694)            $ (6,779)
                                                      ========                ========             ========             ========

Basic and diluted net loss per share                  $  (0.02)               $  (0.07)            $  (0.06)            $  (0.11)
                                                      ========                ========             ========             ========
Weighted-average shares outstanding:
Basic and diluted                                       61,523                  60,882               61,409               59,186
                                                      ========                ========             ========             ========

Reconciliation of net loss as reported
to pro forma net loss:
                                                             Three Months Ended                          Nine Months Ended
                                                   --------------------------------------       -----------------------------------
                                                   April 30, 2005          April 30, 2004       April 30, 2005        April 30, 2004
                                                   --------------          --------------       --------------        --------------
                                                                                        (unaudited)
Net loss as reported                                  $ (1,376)               $ (4,125)            $ (3,694)            $ (6,779)
Non recurring charges:
     Restructuring cost and other special                 --                     3,244                 (101)               3,209
     charges
     Amortization of deferred stock                       --                      --                   --                     20
     compensation
     Amortization of intangible assets                       3                       3                   11                    9
     Remeasurement of warrant liability                   --                      (925)                --                 (1,566)
                                                      --------                --------             --------             --------
Net loss before non cash charges                      $ (1,373)               $ (1,803)            $ (3,784)            $ (5,107)
                                                      ========                ========             ========             ========

Basic and diluted net loss per share - pro forma      $  (0.02)               $  (0.03)            $  (0.06)            $  (0.09)
                                                      ========                ========             ========             ========
Weighted-average shares outstanding:
Basic and diluted                                       61,523                  60,882               61,409               59,186
                                                      ========                ========             ========             ========

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

                                      VA Software Corporation

                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (In thousands)

                                                          April 30, 2005     July 31, 2004
                                                          --------------     -------------
                                                           (unaudited)
ASSETS
Current assets:
  Cash, cash equivalents, restricted cash
    and short-term investments                              $  36,850          $  28,559
  Accounts receivable, net                                      3,848              3,909
  Inventories                                                     840              1,069
  Prepaid expenses and other assets                             1,603              1,046
                                                            ---------          ---------
      Total current assets                                     43,141             34,583
Long-term investments                                           3,803             16,933
Property and equipment, net                                       919              1,208
Other assets                                                      727                955
                                                            ---------          ---------
Total assets                                                $  48,590          $  53,679
                                                            =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                          $   1,246          $   1,674
  Accrued restructuring liabilities                             1,982              3,440
  Deferred revenue                                              2,422              1,750
  Accrued liabilities and other                                 2,607              1,853
                                                            ---------          ---------
      Total current liabilities                                 8,257              8,717
Accrued restructuring liabilities, net of current portion       6,505              7,843
Other long-term liabilities                                     1,297              1,349
                                                            ---------          ---------
Total liabilities                                              16,059             17,909
                                                            ---------          ---------

Stockholders' equity:
  Common stock                                                     62                 62
  Additional paid-in capital                                  783,784            783,242
  Accumulated other comprehensive gain                           (258)              (171)
  Accumulated deficit                                        (751,057)          (747,363)
                                                            ---------          ---------
      Total stockholders' equity                               32,531             35,770
                                                            ---------          ---------
Total liabilities and stockholders' equity                  $  48,590          $  53,679
                                                            =========          =========

